                                                                     EXHIBIT 4.2

                               GLOBAL MARINE INC.

                      $300,000,000  7 1/8% NOTES DUE 2007

                               PURCHASE AGREEMENT


New York, New York

September 10, 1997


Salomon Brothers Inc
BT Alex. Brown Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

    Global Marine Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchasers") $300,000,000 principal amount of its 7 1/8% Notes Due 2007 (the "Securities"), to be issued under an indenture (the "Indenture") to be dated as of September 1, 1997, between the Company and Wilmington Trust Company, as trustee (the "Trustee").

    The sale of the Securities to you will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Company that you will offer and sell the Securities purchased by you hereunder in accordance with Section 4 hereof on the terms set forth in the Final Memorandum (as defined below), as soon as you deem advisable after this Agreement has been executed and delivered.

    In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated September 1, 1997 (the "Preliminary Memorandum"), and a final offering memorandum, dated September 10, 1997 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Any references herein to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all exhibits thereto and all documents incorporated by reference therein which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Execution Time (as defined below); and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include the filing of any document under the Exchange Act after the Execution Time which is incorporated by reference therein.
Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement subsequent to the Execution Time.

    1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Initial Purchasers as set forth below in this
Section 1.

         (a) Each of the Preliminary Memorandum and the Final Memorandum as of its date did not, and the Final Memorandum (as the same may have been amended or supplemented) as of the Closing Date (as defined below) will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (and any amendment or supplement thereof or thereto). All documents incorporated by reference in the Preliminary Memorandum or the Final Memorandum that were filed under the Exchange Act on or before the Execution Time complied, and all such documents that are filed under the Exchange Act after the Execution Time and on or before the Closing Date will comply, in all material respects with the applicable requirements of the Exchange Act and the rules thereunder.

         (b) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M promulgated under the Exchange Act in connection with the offering of the Securities.

         (c) Neither the Company nor any or its affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act ("Regulation D")), nor any person acting on its or their behalf (excluding the Initial Purchasers and any affiliates thereof) has, directly or indirectly, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

         (d) Subject to the compliance by the Initial Purchasers with the representations, warranties and agreements set forth in Section 4, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         (e) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

         (f) The Securities satisfy the requirements set forth in Rule 144A(d)(3) promulgated under the Securities Act.

         (g) None of the Company or its subsidiaries (as defined in Section 1-02(w) of Regulation S-X promulgated under the Securities Act), ("Subsidiaries") is required to be





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    registered or regulated as an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, none of the Company or its Subsidiaries be required to be registered or regulated as an "investment company" as defined in the Investment Company Act.

         (h) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated by this Agreement).

         (i) Except as set forth in the Final Memorandum, the Company and its Subsidiaries possess and are in compliance with all approvals, certificates, authorizations, licenses and permits issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct the business now being operated by them, except where the failure to possess such approvals, certificates, authorizations, licenses and permits or be in compliance therewith is not reasonably likely to have a material adverse effect on the condition, financial or otherwise, earnings, business or prospects of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"), and none of the Company or its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such approval, certificate, authorization, license or permit that individually or in the aggregate, is likely to have a Material Adverse Effect.

         (j) Except as set forth in the Final Memorandum, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company and its Subsidiaries threatened against the Company or any of its Subsidiaries that is likely to result in any Material Adverse Effect or materially and adversely affect the offering of the Securities in the manner contemplated by the Final Memorandum.

         (k) This Agreement has been duly authorized, executed and delivered by the Company.

    2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.849% of the principal amount thereof, plus accrued interest, if any, from September 15, 1997, to the Closing Date, the principal amount of the Securities set forth opposite each Initial Purchaser's name on Schedule I attached hereto.

    3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, on September 15, 1997, which date and time may be postponed by agreement between the Initial Purchasers and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer of same day funds to an account specified by the Company or such other manner of payment as may be agreed upon by the Company and the Initial Purchasers. Delivery of the Securities shall be made at such location as the Initial Purchasers shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the office of Fulbright & Jaworski L.L.P. ("Counsel for the Initial Purchasers"), 1301 McKinney, Suite 5100, Houston, Texas 77010-3095. Certificates for the Securities shall be registered in





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such names and in such denominations as the Initial Purchasers may request not less than three full business days in advance of the Closing Date.

    The Company agrees to have the Securities available for inspection, checking and packaging by the Initial Purchasers in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

    4. Offering of Securities. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that (with respect to clauses (a) and (b) below, with respect to both itself and each of its affiliates):

         (a) it has not solicited and will not solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or under circumstances that would require the registration of the Securities under the Securities Act;

         (b) it has solicited and will solicit offers to buy the Securities only from, and has offered and will offer, sell or deliver the Securities only to, (i) persons who it reasonably believes to be qualified institutional buyers (as defined in Rule 144A promulgated under the Securities Act ("Rule 144A")) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a qualified institutional buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (ii) persons who it reasonably believes to be institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D), and who provide to it a letter in the form of Exhibit A to the Final Memorandum; and

         (c) such Initial Purchaser is a qualified institutional buyer (as defined in Rule 144A) and an accredited investor (as defined in Rule 501(c) of Regulation D).

    5. Agreements. The Company agrees with each of the Initial Purchasers that:

         (a) The Company will furnish to each Initial Purchaser and to Counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) hereof, as many copies of the Final Memorandum and any supplements and amendments thereof or thereto as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering of the Securities.

         (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without prior consent of the Initial Purchasers, such consent not to be unreasonably withheld or delayed. Prior to the completion of the sale of the Securities by the Initial Purchasers, the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless the Company has furnished you a copy for your review prior to filing and will not file any such document to which you reasonably object.

         (c) The Company will promptly advise the Initial Purchasers when, prior to the completion of the sale of the Securities by the Initial Purchasers, any document filed under the





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    Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Securities and Exchange Commission (the "Commission").

         (d) If at any time prior to the earliest of (i) the completion of the initial resale of the Securities by the Initial Purchasers, (ii) the effective date of the registration statement to be filed pursuant and in accordance with the Registration Rights Agreement dated the date hereof by and between the Company and the Initial Purchasers and (iii) six months after the Closing Date, any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Memorandum (including any document incorporated by reference therein that was filed under the Exchange Act) to comply with the Exchange Act or the rules thereunder or other applicable law, the Company promptly will notify the Initial Purchasers of the same and, subject to
    Section 5(b) hereof, will prepare and provide to the Initial Purchasers pursuant to Section 5(a) hereof an amendment or supplement that will correct such statement or omission or effect such compliance and, in the case of such an amendment or supplement that is to be filed under the Exchange Act and that is incorporated by reference in the Final Memorandum, will file such amendment or supplement with the Commission.

         (e) The Company will cooperate with the Initial Purchasers and Counsel for the Initial Purchasers in connection with the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction where it is not then so subject. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (f) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D), nor any person acting on its or their behalf will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

         (g) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) promulgated under the Securities Act, the Company will, unless it is subject to and complies with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information ("Rule 144A Information") required to be provided by Rule 144A(d)(4) or a successor provision under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

         (h) The Company will not, and will not permit any of its affiliates (as defined in Rule 501(b) of Regulation D) to, resell any Securities that have been acquired by any of them





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
    other than pursuant to a registration statement filed with the Commission or an exemption from the registration requirements of the Securities Act.

         (i) Neither the Company, nor any of its affiliates (as defined in Rule 501(b) of Regulation D), nor any person acting on its or their behalf (other than the Initial Purchasers or any affiliates thereof, as to which the Company is not responsible) will, directly or indirectly, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) under circumstances that would require the registration of the Securities under the Securities Act.

         (j) The Company shall use its best efforts in cooperation with the Initial Purchasers to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

    6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) The Company shall have furnished to the Initial Purchasers the opinion of Baker & Botts, L.L.P., counsel for the Company, dated the Closing Date, to the effect that:

             (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Final Memorandum;

             (ii) the Company's authorized equity capitalization is as set forth in the Final Memorandum under the caption "Capitalization"; and the Securities conform to the description thereof contained in the Final Memorandum;

             (iii) the Indenture has been duly authorized, executed and delivered by the Company, and (assuming the due authorization, execution and delivery thereof by the Trustee) is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally from time to time in effect and general principles of equity (regardless of whether considered in a proceeding in equity or at law)); and the issuance and the sale of the Securities have been duly authorized by the Company and, the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and in accordance with the terms of the Indenture, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally from time to time in effect and general principles (regardless of whether considered in a proceeding in equity or at law));





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             (iv)    this Agreement has been duly authorized, executed and
         delivered by the Company;

             (v) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers (as to which such counsel need express no opinion) and such other approvals (specified in such opinion) as have been obtained;

             (vi) neither the issue and sale of the Securities by the Company, the execution and delivery by the Company of the Indenture, the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under (A) any law, (B) the certificate of incorporation or by-laws of the Company or (C) the terms of any indenture or other agreement or instrument providing for the borrowing of money known to such counsel and to which the Company or any of its subsidiaries is a party or bound except in the case of clauses (A) and (C) above, such conflict, breach, violation or default that is not, individually or in the aggregate reasonably likely to have a Material Adverse Effect;

             (vii) assuming (A) the accuracy of the representations and warranties and compliance with the agreements of the Company and the Initial Purchasers contained herein, (B) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Final Memorandum, (C) the accuracy of the representations and warranties made in accordance with this Agreement and the Final Memorandum by the purchasers to whom you initially resell Securities and (D) that purchasers to whom you initially resell Securities receive a copy of the Final Memorandum prior to such sale, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939; and

             (viii) the Company is not required to be registered or regulated as an "investment company" within the meaning of the Investment Company Act.

         Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, your representatives and your counsel at which the contents of the Final Memorandum were discussed and, although such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, on the basis of the foregoing (relying as to factual matters upon statements of officers and other representatives of the Company and as to materiality to a large degree on officers and other representatives of the Company and your representatives) no facts came to such counsel's attention that led such counsel to believe that at the Execution Time the Final Memorandum (other than the financial statements, the notes thereto and the auditor's report thereon and the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Memorandum (other than the financial statements, the notes thereto and the auditor's report thereon and the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no belief) includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, the State of New York, the State of Texas or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing provided such opinions are also addressed to the Initial Purchasers and are in form and substance satisfactory to them and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

         All references in this Section 6(a) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

         (b) The Company shall have furnished to the Initial Purchasers the opinion of James L. McCulloch, general counsel of the Company, dated the Closing Date, to the effect that:

             (i) each of Global Marine Drilling Company, Applied Drilling Technology Inc. and Global Marine Integrated Services - International Inc. (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and the Company and each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except as would not have a Material Adverse Effect;

             (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

             (iii) the Company's authorized equity capitalization is as set forth in the Final Memorandum; and the Securities conform to the description thereof contained in the Final Memorandum;

             (iv) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and distribution of the

         Securities by the Initial Purchasers, as to which such counsel need express no opinion, and such other approvals (specified in such opinion) as have been obtained;

             (v) neither the issue and sale of the Securities by the Company, the execution and delivery by the Company of the Indenture, the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof, will conflict with, result in a breach or violation of, or constitute a default under (A) any law, (B) the certificate of incorporation or by-laws of the Company, (C) the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or (D) any judgment, order or decree known to such counsel to be applicable to the Company or its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or its Subsidiaries except in the case of clauses (A), (C) and (D) above, such conflict, breach, violation or default that is not, individually or in the aggregate reasonably likely to have a Material Adverse Effect;

             (vi) except as set forth in the Final Memorandum, the Company and its Subsidiaries possess and are in compliance with all approvals, certificates, authorizations, licenses and permits issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct their business as described in the Final Memorandum, except where the failure to possess such approvals, certificates, authorizations, licenses and permits or be in compliance therewith would not be reasonably likely to have a Material Adverse Effect and to the knowledge of such counsel, none of the Company or its Subsidiaries, has received any notice of proceedings relating to the revocation or modification of any such approval, certificate, authorization, license or permit which, individually or in the aggregate, if it became the subject of an unfavorable decision, ruling or finding, would be reasonably likely to have a Material Adverse Effect; and

             (vii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or government agency, authority or body or any arbitrator to which the Company or its Subsidiaries is a party which is of a character that would be required to be disclosed in the Final Memorandum if it were filed as a registration statement on Form S-1 with the Commission under the Securities Act, which is not disclosed in the Final Memorandum.

         Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, your representatives and your counsel at which the contents of the Final Memorandum were discussed and, although such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, on the basis of the foregoing (relying as to factual matters upon statements of officers and other representatives of the Company and as to materiality to a large degree on officers and other representatives of the Company and your representatives) no facts came to such counsel's attention that led such counsel to believe that at the Execution Time the Final Memorandum (other than the financial statements, the notes thereto and the auditor's report thereon and the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Memorandum (other than the financial statements, the notes thereto and the auditor's report thereon and the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no belief) includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, the State of Texas or the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing provided such opinions are also addressed to the Initial Purchasers and are in form and substance satisfactorily to them and
    (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials.

         All references in this Section 6(b) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

         (c) The Initial Purchasers shall have received from Counsel for the Initial Purchasers such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Final Memorandum (together with any amendment or supplement thereof or thereto) and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (d) The Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by the Chairman of the Board or the President or any Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

             (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

             (ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

         (e) At the Execution Time and at the Closing Date, Coopers & Lybrand L.L.P. shall have furnished to the Initial Purchasers a letter or letters, dated, respectively, as of the Execu-tion Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent certified public accountants with respect to the Company under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA"), and its interpretations and rulings, and stating in effect that:

             (i) in their opinion the audited financial statements incorporated by reference in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations thereunder;

             (ii) on the basis of performing procedures specified by the AICPA for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated financial statements; a reading of the minutes of the meetings of the directors and audit committee of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1996, nothing came to their attention that caused them to believe that:

                 (1) any material modification should be made to the unaudited condensed consolidated financial statements incorporated by reference in the Final Memorandum for them to be in conformity with generally accepted accounting principles;

                 (2) the unaudited condensed consolidated financial statements incorporated by reference in the Final Memorandum do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and related published rules and regulations of the Commission;

                 (3) there were, at July 31, 1997, any changes in the capital stock, increases in the long-term debt, or decreases in net current assets or shareholders' equity of the Company as compared with the amounts shown in the June 30, 1997 unaudited condensed consolidated balance sheet incorporated by reference in the Final Memorandum, or for the period from July 1, 1997 to July 31, 1997, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated revenues or in total or per-share amounts of net income except in all instances for changes, increases, or decreases that the Final Memorandum discloses have occurred or may occur; or

                 (4) with respect to the period subsequent to July 31, 1997, there was, at a specified date not more than five business days prior to the date of the letter, any change in the capital stock, increase in long-term debt or any decrease in consolidated net current assets or shareholders' equity of the Company as compared with amounts shown on the June 30, 1997 unaudited condensed consolidated balance sheet incorporated by reference in the Final Memorandum; or for the period from August 1, 1997 to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in the total or per-share amounts of net income, except or changes, increases, or decreases that the Final Memorandum or documents incorporated by reference therein discloses have occurred or may occur; and

             (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions "Summary Financial and Operating Data" and "Summary Quarterly Financial and Operating Data" in the Final Memorandum, the information included or incorporated in Items 1, 2, 6, 7, and 11 of the Company's Annual Report on Form 10-K, incorporated in the Final Memorandum, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Final Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

         References to the Final Memorandum in this Section 6(e) include any amendment or supplement thereof or thereto at the date of the letter.

         (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any increase or decrease specified in the letter or letters referred to in Section 6(e) hereof or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum.

         (g) As of the Closing Date the Securities shall be rated not lower than BBB- by Standard & Poor's Corporation and Baa2 by Moody's Investors Service, Inc. Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) promulgated under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

         (h) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

    If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone, facsimile or telegraph confirmed in writing.

    The documents required to be delivered by this Section 6 shall be delivered at the office of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010-3095, on the Closing Date.

    7. Reimbursement of Initial Purchasers' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Initial Purchasers in the payment for the Securities on the Closing Date, the Company will reimburse the Initial Purchasers severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

    8.   Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(g), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein; provided further, that with respect to any untrue statement or omission of material fact made in the Preliminary Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Initial Purchaser occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Final Memorandum to the Initial Purchasers, (x) delivery of the Final Memorandum was required to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Memorandum. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

         (b) Each Initial Purchaser agrees to severally indemnify and hold harmless the Company, its directors, its officers and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereof or thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereof or thereto).

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
    (i) will not relieve it from liability under Section 8(a) or 8(b) hereof unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) or 8(b) hereof.
    The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party, it being understood that the indemnifying party shall not be liable for more than one separate firm (in addition to one local counsel in each jurisdiction) for all indemnified parties in each jurisdiction in which any claim or action arising out of the same general allegations or circumstances is brought. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not, without its prior consent, be liable for any settlement or compromise or consent to the entry of any judgment.

         (d) In the event that the indemnity provided in Section 8(a) or 8(b) hereof is unavailable to or insufficient for any reason to hold harmless an indemnified party (other than as set forth therein), the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Initial Purchasers from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchasers in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchasers. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
    Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 8(d).

    9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions that the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

    10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended, limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum.

    11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

    12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered, telegraphed or sent by facsimile and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered, telegraphed or sent by facsimile and confirmed to it at 777 North Eldridge Parkway, Houston, Texas 77079-4493, attention of General Counsel.

    13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(g) hereof, no other person will have any right or obligation hereunder.

    14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

    15. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

    16. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Initial Purchasers.

                           Very truly yours,

                           GLOBAL MARINE INC.



                           By: /s/ J.L. MCCULLOCH
                              --------------------------------------------

                                Name: J.L. McCulloch
                                     -------------------------------------

                                Title: Vice President
                                      ------------------------------------


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC
BT ALEX. BROWN INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED

By: SALOMON BROTHERS INC



By: /s/ JAMES C.V. ROGERS
   -----------------------------------------

          Name: James C.V. Rogers
               -----------------------------

          Title: Vice President
                ----------------------------

                                   SCHEDULE I

                                                                                Principal Amount
                                                                                  of Securities
                               Initial Purchasers                                to be Purchased
 ----------------------------------------------------------------------          ---------------
 Salomon Brothers Inc                                                               $ 60,000,000
 BT Alex. Brown Incorporated                                                          60,000,000
 Donaldson, Lufkin & Jenrette Securities Corporation                                  60,000,000
 Merrill Lynch, Pierce, Fenner & Smith                                                60,000,000
                   Incorporated
 Morgan Stanley & Co. Incorporated                                                    60,000,000
                                                                                    ------------

 TOTAL                                                                              $300,000,000
                                                                                    ============
